Exhibit 10.52

                                 PROMISSORY NOTE
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
---------------- -------------- -------------- -------------- -------------- ------------- ------------- ------------- -------------
   Principal       Loan Date      Maturity       Loan No.         Call        Collateral      Account       Officer      Initials
  $92,000.00      10-23-1998     10-30-2003       BL14117          1E             10                          OLS
---------------- -------------- -------------- -------------- -------------- ------------- ------------- ------------- -------------
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Reference  in the  shaded  area are for  Lender's  use only and do not limit the applicability of this document to any particular loan or item.
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Borrower:  SPURLOCK ADHESIVES, INCORPORATED     Lender:  JAMES RIVER BANK
           (TIN:54-1522700)                              MAIN OFFICE
           125 Bank St., P.O. Box 8                      209 W MAIN STREET
           Waverly, VA  23890                            WAVERLY, VA  23890-0047

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
Principal Amount: $92,000.00           Interest Rate: 9.250%     Date of Note: October 23, 1998
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PROMISE TO PAY. SPURLOCK ADHESIVES, INCORPORATED ("Borrower") promises to pay to
JAMES RIVER BANK  ("Lender"),  or order, in lawful money of the United States of
America,  the  principal  amount of  Ninety  Two  Thousand  and  00/100  Dollars
($92,000.00),  together  with  interest  at the rate of 9.250%  per annum on the unpaid principal balance from October 30, 1998, until paid in full.

PAYMENT. Borrower will pay this loan in 59 regular payments of $1,177.87 each and one irregular last payment estimated at $57,590.54. Borrower's first payment is due November 30, 1998, and all subsequent payments are due on the same day of each month after that Borrower's final payment due October 30, 2003, will be for all principal, accrued interest, and all other applicable fees, costs and charges, if any, not yet paid. Payments include principal and interest. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year (366 during leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

PREPAYMENT PENALTY. Upon prepayment of this Note, Lender Is entitled to the following prepayment penalty: Borrower may prepay the principal amount outstanding in whole or in part, upon payment of a one (1%) percent premium of the amount prepaid. The Noteholder may require that any partial prepayments (i) be made on the date monthly installments are due and (ii) be in an amount of that part of one or more monthly installments which would be applicable to principal. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent monthly installments or change the amount of such installment unless the Noteholder shall otherwise agree in writing. Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment is 7 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $50.00, whichever is less.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due; (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender; (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents; (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished; (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender;
(g) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note; (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired; (i) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any immediately due and payable, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this Note 4.000 percentage points. The interest rate will not exceed the maximum rate permitted by applicable law. Furthermore, subject to any limits under applicable law, upon default, Borrower also agrees to pay Lender's attorney fees equal to 10.000% of the principal balance due on the Note, and all of Lender's other collection expenses, whether or not there is a lawsuit and including without limitation legal expenses for bankruptcy proceedings. This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either party against the other.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $24.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored,

RIGHT OF SETOFF. Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided on this paragraph.

COLLATERAL. This Note is secured by 32 acres open and cutover land fronting approximately 3/4 mile on Route 460, west of Waverly.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

SPURLOCK ADHESIVES, INCORPORATED

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
By: /s/ Phillip S. Sumpter                        By: /s/ Larry C. Birkholz                       (SEAL)
   -----------------------------------(SEAL)          --------------------------------------------
   Phillip S. SUMPTER, Chairman & CEO                 LARRY C. BURKHOLTZ (sic), Corporate Controller
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